Exhibit 10.6

APPENDIX A

Singapore

MSC.Software Corporation 2006 Performance Incentive Plan

Nonqualified Stock Option Agreement for Non-U.S. Employees

Director Notification

If the Grantee is a director, associate director or shadow director of a Singapore Subsidiary of the Corporation, the Grantee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Grantee receives an interest (e.g., Options, shares of Common Stock) in the Corporation or any related companies. The Grantee should contact the Corporation to obtain a copy of the notification form. In addition, the Grantee must notify the Singapore Subsidiary when he or she sells shares of Common Stock of the Corporation or any related company (including when the Grantee sells shares of Common Stock acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Corporation or any related company. In addition, a notification must be made of the Grantee’s interests in the Corporation or any related company within two days of becoming a director, associate director or shadow director.